POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Zion Oil & Gas, Inc., a Delaware corporation (the "Corporation"), has prepared and proposes to file a post-effective amendment (the "Post-Effective Amendment") to its Registration Statement on Form SB-2 (file # 333-131275) ("Registration Statement") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, with respect to the offering by the Corporation of shares of its Common Stock; and

WHEREAS, the undersigned are officers and/or directors of the Corporation as indicated below;

WHEREAS, Board of Directors of the Corporation has authorized the Corporation's Chief Executive Officer to sign the Post-Effective Amendment on behalf of the Corporation;

NOW, THEREFORE, the undersigned hereby constitute and appoint Richard J. Rinberg, Chief Executive Officer of the Corporation, as attorney for each of the undersigned and in each of the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an officer and/or a director of the Corporation, to execute and file the Post-Effective Amendment (and any additional post-effective amendments to the Registration Statement as it may be necessary to file,) hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as each of the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, we have hereunto set our hands this 11th day of June, 2007
/s/ John M. Brown John M. Brown Chairman and Founder, Director	/s/ William H. Avery William H. Avery Vice-President; Treasurer: Director
/s/ Glen H. Perry Glen H. Perry President & Chief Operating Officer; Director	/s/ Philip Mandelker Philip Mandelker Executive Vice President; Secretary, Director	/s/ Paul Oroian Paul Oroian Director
/s/ Kent Siegel Kent Siegel Director	/s/ Robert Render Robert Render Director	/s/ James A. Barron James A. Barron Director
/s/ Yehezkel Druckman Yehezkel Druckman Director	/s/ Forrest A. Garb Forrest A. Garb Director